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                                                                EXHIBIT 5, 23(b)

                                 November 22, 1999

PacifiCorp
825 NE Multnomah
Portland, OR  97232

Ladies and Gentlemen:

     We are acting as counsel to PacifiCorp, an Oregon corporation (the "Company"), in connection with the proposed issuance and sale by the Company from time to time of not to exceed $1,550,000,000 in aggregate offering price of First Mortgage Bonds ("Bonds") to be issued pursuant to the Mortgage and Deed of Trust, dated as of January 9, 1989, between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as successor Trustee, as amended and supplemented (the "Mortgage"), Unsecured Debt Securities ("Unsecured Debt Securities") to be issued under an indenture or indentures between the Company and The Bank of New York, as Trustee, as amended and supplemented, or another bank or trust company to be named as trustee (the "Unsecured Indenture"), and No Par Serial Preferred Stock ("Preferred Stock"), all as contemplated by the Registration Statement on Form S-3 (the "Registration Statement") about to be filed by the Company with the Securities and Exchange Commission for the registration of the Bonds, Unsecured Debt Securities and Preferred Stock under the Securities Act of 1933 (the "Act").

     In connection with the foregoing, we are of the opinion that:

     (a) All action necessary to make valid the proposed issuance of the Bonds by the Company will have been taken when:

          1. The Registration Statement, as it may be amended, shall have become effective;

          2. The Mortgage shall have been qualified under the Trust Indenture Act of 1939, as amended;

          3. Appropriate orders authorizing the issuance of the Bonds by the Company shall have been entered by the Idaho Public Utilities Commission, the Public Utility Commission of Oregon, the Utah Public Service Commission, the Public Service Commission of Wyoming and an appropriate notice filing shall


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PacifiCorp
November 22, 1999
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               have been made with the Washington Utilities and Transportation
               Commission;

          4. The Finance Committee or the Pricing Committee of the Company's Board of Directors shall have duly adopted appropriate resolutions establishing one or more new series of Bonds, fixing certain of the terms thereof, authorizing the execution and delivery of one or more supplemental indentures with respect to the new series of Bonds, authorizing the execution and delivery of the Bonds and authorizing or ratifying such other corporate acts as may be necessary in connection with the issuance and sale of the Bonds;

          5. One or more supplemental indentures with respect to new series of Bonds shall have been duly executed and delivered; and

          6. The Bonds shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above; and

     (b) When the steps set forth in paragraph (a) shall be taken, the Bonds will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws limiting creditors' rights generally or by equitable principles relating to the availability of remedies, PROVIDED, HOWEVER, that in rendering the above opinion, we express no opinion as to the effect, if any, of the usury laws of any state upon the enforceability of rights of the holders of the Bonds; and

     (c) All action necessary to make valid the proposed issuance of the Unsecured Debt Securities by the Company will have been taken when:

          1. The Registration Statement, as it may be amended, shall have become effective;

          2. The Unsecured Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended;


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PacifiCorp
November 22, 1999
Page 3

          3. Appropriate orders authorizing the issuance of the Unsecured Debt Securities by the Company shall have been entered by the Idaho Public Utilities Commission, the Public Utility Commission of Oregon, the Utah Public Service Commission and the Public Service Commission of Wyoming and an appropriate notice filing shall have been made with the Washington Utilities and Transportation Commission;

          4. The Finance Committee or the Pricing Committee of the Company's Board of Directors shall have duly adopted appropriate resolutions establishing one or more series of Unsecured Debt Securities, fixing certain of the terms thereof, authorizing the execution and delivery of the Unsecured Debt Securities and authorizing or ratifying such other corporate acts as may be necessary in connection with the issuance and sale of the Unsecured Debt Securities;

          5. The Unsecured Debt Securities shall have been appropriately issued, authenticated and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above; and

     (d) When the steps set forth in paragraph (c) shall have been taken, the Unsecured Debt Securities will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws limiting creditors' rights generally or by equitable principles relating to the availability of remedies; PROVIDED, HOWEVER, that in rendering the above opinion, we express no opinion as to the effect, if any, of the usury laws of any state upon the enforceability of rights of the holders of the Unsecured Debt Securities; and

     (e) All action necessary to make valid the proposed issuance of the Preferred Stock by the Company will have been taken when:

          1. The Registration Statement, as it may be amended, shall have become effective;


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PacifiCorp
November 22, 1999
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          2.   Appropriate orders authorizing the issuance of the Preferred
               Stock by the Company shall have been entered by the Idaho Public Utilities Commission, the Public Utility Commission of Oregon, the Utah Public Service Commission, the Public Service Commission of Wyoming and an appropriate notice filing shall have been made with the Washington Utilities and Transportation Commission;

          3. The Company's Board of Directors, pursuant to authority vested in it under the Company's Third Restated Articles of Incorporation, or the Finance Committee or the Pricing Committee of the Company's Board of Directors, shall have duly adopted appropriate resolutions establishing one or more series of Preferred Stock, fixing certain of the terms thereof, approving the per share price and other terms of the sale of the Preferred Stock in accordance with the resolutions adopted by the Company's Board of Directors authorizing the issuance and sale of the Preferred Stock and authorizing or ratifying such other corporate acts as may be necessary in connection with the issuance and sale of the Preferred Stock, and articles of amendment to the Company's Third Restated Articles of Incorporation, complying with the provisions of the Oregon Business Corporation Act shall have been filed with the office of the Secretary of State of the State of Oregon; and

          4. The Preferred Stock shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above; and

     (f) When the steps set forth in paragraph (e) shall have been taken, the Preferred Stock will have been duly issued and will be validly outstanding and all shares thereof will be fully paid and nonassessable.

     We hereby authorize and consent to the use of this opinion as Exhibit 5 of the Registration Statement and authorize and consent to the references to our firm in the Registration Statement and in the preliminary prospectus constituting a part thereof. In giving


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PacifiCorp
November 22, 1999
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such consent, we do not thereby admit that we are within the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.


                                           Very truly yours,


                                           /s/ Stoel Rives LLP

                                           STOEL RIVES LLP